UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:  August 29, 2017

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

Ohio	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH 45202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On August 29, 2017, The Kroger Co. (the “Company”) executed an Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company, the initial lenders named therein, and Bank of America, N.A. and Wells Fargo Bank National Association, as co-administrative agents, Citibank, N.A., as syndication agent, and Mizuho Bank, Ltd. and U.S. Bank National Association, as co-documentation agents.  The Company entered into the Credit Agreement to amend and restate its existing credit facility.  The Credit Agreement provides for a $2.750 billion unsecured revolving credit facility. The Company has the ability to increase the size of the facility by up to an additional $1.0 billion, subject to certain conditions.  Unless extended, the Credit Agreement will terminate and all amounts outstanding thereunder will be due and payable on August 29, 2022.  Borrowings under the Credit Agreement will bear interest at the rates specified in the Credit Agreement, which vary based on the type of loan and the Company’s debt rating. The Credit Agreement contains financial covenants regarding the Company’s leverage ratio and fixed charge coverage ratio. The Credit Agreement also contains other customary covenants and events of default for credit facilities of this type. Upon an event of default that is not cured or waived within any applicable cure periods, in addition to other remedies that may be available to the lenders, the obligations under the Credit Agreement may be accelerated. Certain parties to the Credit Agreement, and affiliates of those parties, provide banking, investment banking, and other financial services to the Company from time to time.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference in this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement dated August 29, 2017, among The Kroger Co., the initial lenders named therein, and Bank of America, N.A. and Wells Fargo Bank National Association, as co-administrative agents, Citibank, N.A., as syndication agent, and Mizuho Bank, Ltd. and U.S. Bank National Association, as co-documentation agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

August 29, 2017	By:	/s/ Christine S. Wheatley
Christine S. Wheatley
Group Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement dated August 29, 2017, among The Kroger Co., the initial lenders named therein, and Bank of America, N.A. and Wells Fargo Bank National Association, as co-administrative agents, Citibank, N.A., as syndication agent, and Mizuho Bank, Ltd. and U.S. Bank National Association, as co-documentation agents.